Exhibit 99.1

Wellgistics Expands Healthcare Ecosystem with Tollo Health Agreement, Targeting Multi-Billion Dollar GLP-1 and Long COVID Market

February 26, 2025 07:40 ET | Source: Wellgistics Health, Inc.

Tampa, Florida, Feb. 26, 2025 (GLOBE NEWSWIRE) — Wellgistics Health, Inc. (NASDAQ: WGRX, the “Company”), a holding company for various existing and planned strategic businesses centered around healthcare technology and pharmaceutical services, today announced that its wholly owned subsidiary, Wellgistics LLC, has entered into an agreement with Tollo Health, LLC (“Tollo”) to market Tollo’s emerging proprietary suite of novel medical food products for GLP-1 treatment-related side effects, including muscle loss and Long COVID to pharmacies. Tollo is bringing to market novel, proprietary medical food products to address muscle loss and gut discomfort associated with GLP-1 drug use, and persistent viral infection(s), gut discomfort, sarcopenia, immune dysregulation, cellular senescence, endothelial damage and general nutritional support for patients with Long COVID. Tollo’s first marketed product is Galectovid™, a proprietary medical food for the dietary management of Galectin-1 & 3 associated viral infections. Further details on Galectovid™ are available at www.galectovid.com.

“We are excited to partner with the team at Tollo, who bring in-depth scientific and medical knowledge in both the areas of muscle loss and chronic viral infections”, said Jason Lang, Vice President of Business Development of Wellgistics LLC. “We believe that our expansion into medical foods will directly impact our pharmacy clients and support physicians and the patients they serve. Managing the side effects of GLP-1 drugs and the devastating impacts of Long COVID remains a challenge because there are no approved prescription treatment options currently available. It only makes sense to look at natural products, backed by cutting edge scientific research, with no known side effects, to help manage these conditions. We recognize that sometimes medical foods are the only viable solutions to help our clients improve patient outcomes. We plan to work with Tollo and our clients to generate industry leading data on Tollo’s suite of products and make them broadly available to the pharmacies in our network. We expect this cross-selling strategy to help grow our customer base and position us as the key supplier for healthcare professionals in the GLP-1 and Long COVID markets.”

As part of the agreement, Tollo will assist Wellgistics LLC in preparing materials to market Tollo’s emerging suite of products to Wellgistics LLC’s network of pharmacies by generating healthcare practitioner-tailored content to help them educate client physicians, physician groups and patients on how to optimize patient outcomes by incorporating these select medical foods into patients’ treatment regimens. Medical foods are specialized foods, to be taken under the supervision of a physician, that are for the dietary management of certain health conditions. Wellgistics LLC’s objective of marketing Tollo’s medical foods is to provide patients with the dietary support they need to get the most out of prescription drugs and other treatment modalities used by their physicians to help manage complex chronic conditions.

“Given Wellgistics LLC’s innovative model of getting information directly into the hands of pharmacists and physicians who are treating complex conditions such as GLP-1 side effects and Long COVID, we believe they serve as the ideal partner to help drive adoption in the healthcare practitioner market as we roll out our suite of medical foods in the United States,” said Gerald Commissiong, CEO of Tollo. “We look forward to bringing our natural medical food products to the physicians and patients in Wellgistics LLC’s network that are desperately looking for a solution to address the significant side effects associated with GLP-1 use and the devastating impacts of Long COVID.”

The market for GLP-1 drugs is $46.7 billion according to Polaris Market Research. The primary side effect of GLP-1 drug use is muscle wasting, also known as sarcopenia. The GLP-1 drug market is expected to grow to $322 billion by 2034. According to the U.S. Census Bureau, around 16 million working-age Americans (aged 18 to 65) have Long Covid, which represents lost wages of at least $170 billion annually. Tollo believes that its medical foods represent an immediately available solution, supported by their Generally Recognized As Safe (GRAS) safety profile, and their efficacy data referenced from independent peer-reviewed studies on the key ingredients (or homologs of Tollo product key ingredients) that have data generated in prospective peer-reviewed human clinical studies demonstrating outcomes on key disease mechanisms.

About Wellgistics Health, Inc.

Wellgistics Health, Inc. is a holding company for existing and future planned operating companies centered around healthcare technology and pharmaceutical services. It seeks to be a micro health ecosystem, with a portfolio of companies consisting of a technology platform, pharmacy, and wholesale operations that provide novel prescription hub and clinical services. The Company is focused on improving the lives of patients while delivering unique solutions for pharmacies, providers, pharmaceutical manufacturers, and payors. With the successful integration of its patient-centric approach and innovative healthcare applications, the Company intends to shift the dynamic of pharmaceutical care to revolve around the patient for a wide range of therapeutic conditions by offering a full spectrum of integrated solutions as a result of leveraging the synergies of its business segments to address access, care coordination, dispensing, delivery, and clinical management of pharmaceutical products ranging from “specialty-lite” to general maintenance conditions. Wellgistics LLC is a wholly owned subsidiary of the Company, focusing on wholesale operations including the distribution and fulfillment of certain pharmaceutical medications to a network of independent pharmacies. For more information, please visit the Company’s website at www.wellgisticshealth.com and Wellgistics LLC’s website at www.wellgistics.com.

About Tollo Health, LLC

Tollo Health, LLC is a medical foods company seeking to bring to market proprietary formulations for the dietary management of GLP-1 treatment-related side effects and viral conditions that include Long COVID under the supervision of a physician. In this regard, Tollo aims to bring to market a full range of products that will provide patients with functional relief from these devastating health conditions by addressing the key biological mechanisms driving poor patient outcomes. By using natural products tailored with proprietary formulations that deliver the key nutrients needed to alter the negative feedback loops often associated with chronic conditions, Tollo aims to fill a gap currently not served by certain prescription drugs. For more information, please visit Tollo’s website at www.tollohealth.com.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, the Company’s statements regarding the benefits of Tollo’s medical foods as well as the Company’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to the Company’s ability to meet distribution expectations and projections, certain market conditions, and other factors discussed in the Company’s filings with the SEC, including its Current Reports on Form 8-K and in the section entitled “Risk Factors” of the registration statement on Form S-1 initially filed with the SEC on July 22, 2024, as subsequently amended. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

IR@wellgistics.com